EXHIBIT 99.1

FortuNet Files Definitive Proxy Statement and Changes Meeting Time for Annual Meeting

LAS VEGAS, April 2, 2009 (GLOBE NEWSWIRE) -- FortuNet, Inc. (the "Company") (Nasdaq:FNET) reported that it has today filed its definitive proxy statement with the U.S. Securities and Exchange Commission related to the Company's 2009 Annual Meeting.

The Company will hold the 2009 Annual Meeting of Stockholders on Friday, April 17, 2009, at the offices of the Company, 2950 South Highland Drive, Las Vegas, Nevada 89109, on April 17, 2009 at 1:00 p.m., local time. The time for the meeting was changed from 8:00 a.m. to 1:00 p.m.

The Board of Directors has established March 13, 2009 as the record date for determination of stockholders entitled to receive notice of and vote at the 2009 Annual Meeting. The definitive proxy statement was mailed on April 2, 2009 to stockholders of record on March 13, 2009.

CONTACT:  FortuNet, Inc.
          Investor Contact
          Jack Coronel
          (702) 796-9090
          jack@fortunet.com